EXHIBIT 11


               SYNAPTIC PHARMACEUTICAL CORPORATION

            Computation of Primary Net Loss Per Share


                                                  Three Months Ended March 31,
                                                       1997            1996
                                                   ----------     ----------

Weighted average common shares outstanding          7,634,760      7,494,020
                                                   ==========     ==========

Net loss                                          ($1,136,000)   ($1,104,000)
                                                   ==========     ==========

Net loss per share                                     $(0.15)        ($0.15)
                                                         ====          =====






                             EXHIBIT 11


               SYNAPTIC PHARMACEUTICAL CORPORATION

         Computation of Fully Diluted Net Loss Per Share


                                                  Three Months Ended March 31,
                                                       1997            1996
                                                    ---------      ---------

Weighted average common shares outstanding          7,634,760      7,494,020

Shares underlying common stock
     options outstanding considered exercised,
     based on the treasury stock method               302,413        338,546

Shares underlying 1993 Warrants outstanding
     considered exercised, based on the treasury
     stock method                                      45,080        101,040
                                                    ---------      ---------
Shares used in computation of net loss per share    7,982,253      7,933,606
                                                    =========      =========

Net loss                                          ($1,136,000)   ($1,104,000)
                                                   ==========     ==========

Net loss per share                                     ($0.14)        ($0.14)
                                                        =====          =====